Exhibit 10.2
GMAC LLC
and
RESIDENTIAL CAPITAL, LLC

AMENDED AND RESTATED SERVICES AND FACILITIES AGREEMENT
     THIS AGREEMENT, dated as of the 30th day of November, 2006 between GMAC LLC, a limited liability company organized and existing under the laws of the State of Delaware (f/k/a General Motors Acceptance Corporation) (“GMAC”) and RESIDENTIAL CAPITAL LLC, a limited liability company organized and existing under the laws of the State of Delaware (f/k/a Residential Capital Corporation) (“ResCap”), amends and restates the Services and Facilities Agreement, dated June 24, 2006 (the “Original Services and Facilities Agreement”), among GENERAL MOTORS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (“GM”), GMAC and ResCap.
WITNESSETH,
     WHEREAS, prior to November 30, 2006, GMAC was a wholly-owned subsidiary of GM;
     WHEREAS, ResCap is a wholly-owned indirect subsidiary of GMAC;
     WHEREAS GM, GMAC and ResCap have entered into the Original Services and Facilities Agreement;
     WHEREAS, it is the mutual desire of the parties to amend and restate the Original Services and Facilities Agreement and to release GM from all obligations thereunder; and
     WHEREAS, GMAC and ResCap desire to amend and restate the Original Services and Facilities Agreement with respect to the provision by GMAC of certain services to ResCap and the provision by ResCap of certain services to GMAC on a regular and systematic basis and to establish charges and fees that are reasonable, fair and equitable to the respective parties hereto.
     NOW, THEREFORE, in consideration of the mutual covenants and promises expressed herein, GMAC and ResCap agree as follows:
1. (a) GMAC agrees to maintain such qualified personnel, supplies, equipment and facilities reasonably necessary to provide to ResCap and its subsidiaries the services described in the Schedule hereto.
    (b) ResCap agrees to maintain such qualified personnel, supplies, equipment and facilities reasonably necessary to provide to GMAC and their subsidiaries the services described in the Schedule hereto.

2. (a) All services provided by GMAC hereunder to ResCap shall be performed at the direction and under the general guidance of ResCap management.
    (b) All services provided by ResCap hereunder to GMAC shall be performed at the direction and under the general guidance of GMAC management.
    (c) This Agreement shall not cause GMAC or ResCap to be the agent or legal representative of the other for any purpose whatsoever, and neither GMAC or ResCap is granted any express or implied right or authority to assume or to create any obligation or responsibility on behalf of or in the name of the other or to bind the other party in any manner or thing whatsoever without prior written approval of a duly authorized representative of such party.
3. (a) The consideration to be paid by ResCap to GMAC for the services and facilities described in the Schedule hereto shall be calculated as a sum equal to no more than GMAC’s cost recovery basis thereof.
    (b) The consideration to be paid by GMAC to ResCap for the services and facilities described in the Schedule hereto shall be calculated as a sum equal to no more than ResCap’s cost recovery basis thereof.
4. (a) The books, records and accounts of GMAC pertaining to services provided by it hereunder shall be so maintained as to disclose clearly and accurately the precise nature and details of transactions, including but not limited to all expenses incurred and payments received on ResCap’s behalf. All books, records and accounts of GMAC pertaining to the services and facilities to be provided to ResCap hereunder shall be subject to inspection at any reasonable time by an authorized representative of ResCap.
    (b) The books, records and accounts of ResCap pertaining to services provided by it hereunder shall be so maintained as to disclose clearly and accurately the precise nature and details of transactions, including but not limited to all expenses incurred and payments received on GMAC’s behalf. All books, records and accounts of ResCap pertaining to the services and facilities to be provided to GMAC hereunder shall be subject to inspection at any reasonable time by an authorized representative of GMAC.
5. (a) No guarantee or warranty of any nature is extended by GMAC with respect to the services and facilities to be furnished hereunder. GMAC shall not be responsible or liable to ResCap or any other person or entity for direct or consequential damages arising out of or resulting from the furnishing thereof (or any allegations of the foregoing), except in the case of negligence on the part of GMAC.
    (b) No guarantee or warranty of any nature is extended by ResCap with respect to the services and facilities to be furnished hereunder. Rescap shall not be responsible or liable to GMAC or any other person or entity for direct or consequential damages arising out of or resulting from the furnishing thereof (or any allegations of the foregoing), except in the case of negligence on the part of ResCap.

6. Effective the date hereof, GM, GMAC and ResCap are released from all of their respective obligations under the Original Services and Facilities Agreement and GM shall have no further obligations under this Agreement.
7. This Agreement shall be governed by and construed according to the laws of the State of New York, United States of America applicable to agreements made and wholly performed therein. If, however, any provision herein in any way contravenes the law of the state or other jurisdiction where this Agreement is to be performed, such provision shall be deemed not to be a part of the Agreement therein.
8. This Agreement may not be changed or terminated orally. Any change, modification or waiver of its terms shall be binding only if in writing and signed by duly authorized representatives of GMAC and ResCap.
9. This Agreement shall be effective for a term of one year from the date hereof, and shall be deemed renewed and extended for one year automatically on each anniversary date hereof, unless a party hereto provides the other parties hereto with written notice of its intention to terminate this Agreement or any renewal hereof not less than sixty (60) days prior to the next anniversary date hereof.
10. Any notice required or permitted to be given by a party hereto under or in connection herewith shall be in writing and delivered either personally or by nationally-reputable overnight courier or registered mail addressed to the party concerned at its address as follows:

a)	if to GMAC —

Treasurer
GMAC LLC
300 Renaissance Center
Detroit, Michigan 48625;

b)	if to ResCap —

Treasurer
Residential Capital LLC
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437.
*     *     *     *     *     *

     IN WITNESS WHEREOF, the parties have executed this Agreement in counterparts by their duly authorized representatives the day first above written.

GMAC LLC
By	/s/ Sanjiv Khattri
	Name:	Sanjiv Khattri
	Title:	Executive Vice President and Chief Financial Officer

RESIDENTIAL CAPITAL LLC
By	/s/ James R. Giertz
	Name:	James R. Giertz
	Title:	Chief Financial Officer

Solely with respect to Section 6: GENERAL MOTORS CORPORATION
By	/s/ Teresa Holderer
	Name:	Teresa Holderer
	Title:	Attorney-in-fact

SCHEDULE
1.	Legal, regulatory and corporate secretary services

2.	Employee benefits administration

3.	Tax services

4	Real estate services, including office facilities and related support services

5.	Strategic sourcing

6.	Government relations

7.	Accounting and internal audit services

8.	Risk management, including insurance

9.	Residential mortgage financing and other services provided by ResCap to employees of GMAC or any of its subsidiaries (other than ResCap and its subsidiaries) on substantially similar terms as ResCap and its subsidiaries make to employees of ResCap and its subsidiaries

10.	Discounts and other services provided by GMAC and its subsidiaries (other than ResCap and its subsidiaries) to employees of ResCap or any of its subsidiaries on substantially similar terms as GMAC and its subsidiaries (other than ResCap and its subsidiaries) make to employees of GMAC and its subsidiaries (other than ResCap and its subsidiaries).